UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2008

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 24, 2008, ChoicePoint Inc. (the “Company”) issued a press release announcing financial results for the quarter and 12 months ended December 31, 2007. The press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The press release presented non-GAAP financial information such as net free cash flow and earnings per share from continuing operations before other charges (which are not measures of financial performance under generally accepted accounting principles), which the Company believes is useful for investors to compare the Company’s results from ongoing operations excluding the effect of other charges. This data is also used by the Company for assessment of its operating results.

On January 24, 2008, the Company held an investor conference call and webcast to disclose financial results for the quarter and 12 months ended December 31, 2007. The webcast can be accessed at www.choicepoint.com and will be available for replay at the same address. The Supplemental Information package that was placed on the Company’s website prior to this call is attached and incorporated by reference herein as Exhibit 99.2. All information in this Supplemental Information package is presented as of December 31, 2007, and the Company does not assume any obligation to correct or update said information in the future.

Item 8.01.	Other Events.

In the above-referenced press release, the Company announced that it had entered into a Letter of Understanding pursuant to which the parties would, subject to notice to the class, court approval and certain other conditions, settle a class-action lawsuit filed against the Company and certain of its officers on behalf of purchasers of the Company’s common stock between March 12, 2004, and March 5, 2005 (the “Litigation”). Under the terms of the Letter of Understanding, the Company will pay $10 million to the plaintiffs, subject to court approval. The settlement will be funded through a combination of insurance proceeds and cash on hand. The Company anticipates filing a definitive settlement agreement with the U.S. District Court for the Northern District of Georgia by March 31, 2008. The Company and the other defendants in the Litigation do not admit to any liability by the Company or such defendants. The Company anticipates that the settlement as outlined in the Letter of Understanding will have no effect on the Company’s financial results as the Company had previously reserved funds to pay for the portion of the settlement amount not covered by insurance.

Certain written statements in this Current Report on Form 8-K and oral statements made by or on behalf of the Company may constitute “forward-looking statements”, as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “anticipate,” “estimate,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements including, but not limited to, the risks that the settlement terms outlined in the Letter of Understanding will not be completed or approved by the court or that any court approval will be successfully challenged on appeal. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10–k for the year ended December 31, 2006. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of ChoicePoint Inc., dated January 24, 2008, reporting ChoicePoint Inc.’s financial results for the quarter and 12 months ended December 31, 2007, and the execution of the Letter of Understanding.

99.2	Supplemental Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2008	CHOICEPOINT INC.

	By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh
Executive Vice President and Chief Administrative Officer